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                                                                  Exhibit 4.6.3


                                  AMENDMENT OF
                        LIMITED PARTNERSHIP AGREEMENT OF
                            PRIMESTAR PARTNERS L.P.


          THIS AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT OF PRIMESTAR PARTNERS L.P. (formerly K Prime Partners, L.P.), a limited partnership organized under the laws of Delaware pursuant to the Limited Partnership Agreement dated February 8, 1990, as previously amended (the "Agreement") and having its principal place of business at Bala Cynwyd, Pennsylvania (the "Partnership"), is made and entered into effective as of October 18, 1996, by all of the Representatives on the Partners Committee (as those terms are defined in the Agreement).

                              W I T N E S S E T H:

          WHEREAS, the Partnership and GE American Communications, Inc., a corporation organized under the laws of Delaware having its principal place of business at Princeton, New Jersey ("GE"), are entering into an Amended and Restated Memorandum of Agreement (the "MOA") of substantially even date herewith and, as provided therein, propose to enter into a Service Agreement, pursuant to which MOA and Service Agreement GE would provide, and the Partnership would take, transponder service on the communications satellite denominated as GE-2 and potentially other GE satellites which the Partnership intends to use to provide services to its subscribers;

          WHEREAS, GE and the Partnership are entering into an Addendum Regarding Letters of Credit of substantially even date herewith providing for the issuance for the benefit of GE of letters of credit in connection with the obligations of the Partnership under the MOA;

          WHEREAS, the partners of the Partnership and GE also propose to enter into a 1996 Ancillary Agreement in connection with the MOA and such Addendum; and

          WHEREAS, the parties hereto, pursuant to Section 13.11 of the Agreement, wish to amend the Agreement as provided herein;

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the undersigned, constituting all of the Representatives, unanimously agree as follows:

          1.   Section 7.05, Actions of Partners Committee

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Requiring Super-majority Vote, is hereby amended as of the date hereof by deleting the word "or" at the end of subclause (r), by replacing the period at the end of subclause (s) with a semicolon, and by adding at the end thereof the following:

               (t) exercise the End-of-Life Option (as defined in the MOA and Service Agreement);

               (u) otherwise take any action as a result of which the amount of letters of credit required to be issued at any time for the benefit of GE American Communications, Inc. ("GE") in connection with the obligations of the Partnership under the MOA or Service Agreement shall exceed $100,000,000;

               (v) effect any amendment or modification of the Addendum which increases, or has the same effect as increasing, any Letter of Credit Amount specified in or determined pursuant to
                    Schedule 2 (Letter of Credit Amounts) to the Addendum or effect any other material modification or amendment of the Addendum;

               (w) provide, or cause to be provided, one or more Optional Letters of Credit (as defined in Article 3B of the Addendum); or

               (x) enter into any Reimbursement Agreement or pledge, grant a security interest in or otherwise create a lien on any material assets of the Partnership to secure

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                    the payment of reimbursement obligations of the Partnership under a Reimbursement Agreement or effect any material modification or amendment of any Reimbursement Agreement.

          As used in the preceding sentence:

          "MOA" means The Amended and Restated Memorandum of Agreement by and between the Partnership and GE pursuant to which there is offered to the Partnership transponder service on the communication satellite denominated as GE-2 and potentially other satellites of GE, as the same may be amended;

          "Service Agreement" means the Service Agreement which, pursuant to the MOA, the Partnership and GE propose to enter into to incorporate the terms of the MOA, as such Service Agreement may be amended;

          "Addendum" means the Addendum Regarding Letters of Credit of substantially even date with the MOA by and between the Partnership and GE, as the same may be amended, providing for the issuance for the benefit of GE of letters of credit in connection with the MOA and Service Agreement; and

          "Reimbursement Agreement" means an agreement pursuant to which the Partnership is obligated to reimburse the issuer of a letter of credit, issued for the account of the Partnership and for the benefit of GE in connection with the Addendum, for draws on such letter of credit.

          2. The following new Section 6.07(n) is added to the Agreement as of the date hereof:

               6.07(n)  Curative Allocations.  Notwithstanding any other
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          provision of this Section 6.07, the Partners will be allocated items of income, gain, loss and deduction, to the extent possible, so that the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Special Allocation Rules of Section
          6.07 shall be equal to the net amount of such items that would have been allocated to each such Partner had this Section 6.07 not been applicable. Allocations pursuant to this Section 6.07(n) shall only be made with respect to Special Allocations to the extent the Partners Committee, by Majority Vote, reasonably determines that such Special Allocations will otherwise be inconsistent with the economic agreement

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          among the Members.  The Partners Committee, by Majority Vote, shall have reasonable discretion, with respect to each taxable period, to
          (1) apply the provisions of Section 6.07(n) in whatever order is most likely to minimize the economic distortions that might otherwise result from this Section 6.07 and (2) divide all allocations pursuant to Section 6.07(n) among the Partners in a manner that is likely to minimize such economic distortions. Allocations pursuant to this
          Section 6.07(n) shall only be made to the extent that they are consistent with Code Section 704(b) and the Regulations promulgated pursuant thereto.

          3. The following new Section 5.03(e) is added to the Agreement as of the date hereof:

               5.03(e)(i) If a Partner (a "Defaulting Partner") fails to provide or cause to be provided (at the time such increased amount is first required) letters of credit for the account of such Partner (or one or more of its Affiliates) in the increased amount (i.e., in
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          excess of the amount required in the absence of such transaction) of such letters of credit required pursuant to a transaction described in subclauses (t), (u), (v), (w) or (x) of Section 7.05 of this Agreement (an "Approved Transaction"), such failure shall be treated for purposes of this Section 5.03(e)(i) as a failure by the Defaulting Partner to make an Additional Capital Contribution and, to the extent so provided in Section 5.03(a) and Section 5.03(b),

          (A) the Percentage Interest of the Defaulting Partner shall be reduced as of the time of such failure to provide the letters of credit, and the reduction shall be allocated to increase the Percentage Interests of the other Partners that are not Defaulting Partners, Non-Paying Partners or Sanctioned Partners,

          (B) the Defaulting Partner shall lose its entitlement to appoint a Representative to the Partners Committee to the extent such Defaulting Partner's Partnership Interest falls below five percent (5%) and its entitlement to participate in subsequent calls for Additional Capital Contributions (other than to provide or cause to be provided subsequent letters of credit and subsequent increases in letters of credit required pursuant to an Approved Transaction), and

          (C)  such Defaulting Partner shall be otherwise treated

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               as a Non-Paying Partner whose Representative did not vote against requiring the Partners to make the Additional Capital
               Contribution.

          Solely for purpose of determining the amount of the reduction in a Defaulting Partner's Percentage Interest under this Section 5.03(e)(i), the provision of a letter of credit pursuant to an Approved Transaction and any reduction by GE of the Required LC Amount (as defined in the Addendum) described in the following sentence, each shall be treated as an Additional Capital Contribution by GE Americom, to the extent of any such reduction, and by the Partner providing a letter of credit, to the extent the provision of such letter of credit increases the face amount of letters of credit provided by or on behalf of all Partners in excess of the face amount all Partners would have been required to provide in the absence of such Approved Transactions, as appropriate. The decrease in Percentage Interest of the Defaulting Partner described in the immediately preceding sentence shall be allocated among the Partners, other than GE Americom, that provide letters of credit in lieu of an increase in the Defaulting Partner's letter of credit, and GE Americom, if GE elects to reduce the Required LC Amount, as follows:

                    (x) GE's reduction in the Required LC Amount will be treated as the provision of a letter of credit by GE Americom in lieu of the increase in the Defaulting Partner's letter of credit to the extent such reduction by GE reduces the amount of the increase in the face amount of a Defaulting Partner's letter of credit; and

                    (y) the Percentage Interest of each of the Partners
               (including GE Americom if the preceding clause (x) is applicable) that provide letters of credit in lieu of an increase in the Defaulting Partner's letter of credit shall be increased by an amount equal to (i) the total reduction in the Defaulting Partner's Percentage Interest, multiplied by (ii) the result of dividing (A) such Partner's increase in letter of credit in lieu of any increase in the letter of credit of a Defaulting Partner by (B) the total of such increases for all such Partners.

          In addition, the Defaulting Partner shall be required to transfer a portion of its ownership interest in the Partnership to the other Partners in proportion to their relative Percentage Interests, such that the Capital

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          Accounts of the Partners following such transfer, as a whole, appropriately reflect the reduction in Percentage Interests required by this Section 5.03(e)(i). The method of accomplishing a transfer described in the preceding sentence (i) shall be determined by the Partners Committee, by Majority Vote, (ii) shall be effective as of the time of the failure to provide such increased amount of letters of credit by the Defaulting Partner, and (iii) shall be accomplished without any further action of the Defaulting Partner or its Affiliates.

               (ii) If, with respect to an expiring Partner Primary LC or Secondary LC, issued for the account of a Partner (or an Affiliate of such Partner),

                     (A) such Partner (a "Non-Replacing Partner") fails to cause the issuance of an increased, additional or replacement Partner Primary LC or Secondary LC for such expiring letter of credit (except in the case of, and to the extent of, a failure treated in Section 5.03(e)(i) as a failure to make an Additional Capital Contribution) in the manner and to the extent necessary for the Partnership to be in compliance with Article 2A and Article 2B of the Addendum or, in the case of a Secondary LC, the terms of a Reimbursement Agreement (as each such term is defined in Section
               7.05 of this Agreement) and

                     (B) such Partner Primary LC or Secondary LC expires without being drawn upon in full,

          then such failure shall be treated for purposes of this Section 5.03(e)(ii) as a failure by the Non-Replacing Partner to make an Additional Capital Contribution and, to the extent so provided in
          Section 5.03(a) and Section 5.03(b),

                     (x) the Percentage Interest of the Non-Replacing Partner
               shall be reduced as of the time of such failure to provide the letter of credit, and the reduction shall be allocated to increase the Percentage Interests of the other Partners that are not Non-Replacing Partners, Non-Paying Partners or Sanctioned Partners,

                     (y) the Non-Replacing Partner shall lose its entitlement to appoint a Representative to the Partners Committee to the extent such Non-Replacing Partner's Partnership Interest falls below five

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               percent (5%) and its entitlement to participate in subsequent calls for Additional Capital Contributions (other than to provide or cause to be provided subsequent letters of credit and subsequent increases in letters of credit required pursuant to an Approved Transaction), and

                     (z) such Non-Replacing Partner shall be otherwise treated
               as a Non-Paying Partner whose Representative did not vote against requiring the Partners to make the Additional Capital Contribution.

          Solely for purpose of determining the amount of the reduction in a Non-Replacing Partner's Percentage Interest under this Section 5.03(e)(ii), the provision of a letter of credit in lieu of the letter of credit of the Non-Replacing Partner which is the subject of such failure and any reduction by GE of the Required LC Amount (as defined in the Addendum) described in the following sentence, each shall be treated as an Additional Capital Contribution by GE Americom, to the extent of any such reduction, and by the Partner providing a letter of credit, to the extent such letter of credit increases the face amount of letters of credit provided by or on behalf of each Partner in excess of the face amount such Partner would have been required to provide in the absence of such failure, as appropriate. The decrease in Percentage Interest of the Non-Replacing Partner described in the immediately preceding sentence shall be allocated among the Partners, other than GE Americom, that provide letters of credit in lieu of the Non-Replacing Partner's letter of credit, and GE Americom, if GE elects to reduce the Required LC Amount, as follows:

                     (a) GE's reduction in the Required LC Amount will be
               treated as the provision of a letter of credit by GE Americom in lieu of the Non-Replacing Partner's letter of credit to the extent such reduction by GE reduces the Required LC Amount by some or all of the face amount of a Non-Replacing Partner's letter of credit; and

                     (b) the Percentage Interest of each of the Partners
               (including GE Americom if the preceding clause (a) is applicable) that provide letters of credit in lieu of the Non-Replacing Partner's letter of credit shall be increased by an amount equal to (i) the total reduction in the Non-Replacing Partner's Percentage Interest,

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               multiplied by (ii) the result of dividing (A) such Partner's increase in letter of credit in lieu of the letter of credit of a Non-Replacing Partner by (B) the total of such increases for all such Partners.

          In addition, the Non-Replacing Partner shall be required to transfer a portion of its ownership interest in the Partnership to the other Partners, in proportion to their relative Percentage Interests, such that the Capital Accounts of the Partners following such transfer, as a whole, appropriately reflect the reduction in Percentage Interests required by this Section 5.03(e)(ii). The method of accomplishing a transfer described in the preceding sentence (i) shall be determined by the Partners Committee, by Majority Vote, (ii) shall be effective as of the time of such failure to provide such letters of credit by the Non-Replacing Partner, and (iii) shall be accomplished without any further action of the Non-Replacing Partner or its Affiliates.

               As used in this Section 5.03(e)(ii):

          "Partner Primary LC" means a letter of credit issued for the account of a Partner (or an Affiliate of such Partner) and for the benefit of GE in connection with the Addendum (as defined in Section 7.05 of this Agreement); and

          "Secondary LC" means a letter of credit issued for the account of a Partner (or an Affiliate of such Partner) and for the benefit of the issuing bank pursuant to, and as security for the payment to such issuing bank of the reimbursement obligations of the Partnership under, a Reimbursement Agreement (as defined in Section 7.05 of this Agreement).

               (iii) In the event that there is a Defaulting Partner as described in Section 5.03(e)(i) or a Non-Replacing Partner as described Section 5.03(e)(ii), the other Partners that elect to replace or provide a letter of credit, or to reduce the Required LC Amount, in lieu of a Defaulting Partner or a Non-Replacing Partner as described in Section 5.03(e)(i) or Section 5.03(e)(ii), shall allocate the amount of the letter of credit provision, replacement or reduction among them as they agree, or if they fail to agree, then in proportion to their respective Percentage Interests.

          4.   Each reference in the Agreement to a section or

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provision of the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

          5. This Amendment shall be a part of the Agreement and shall be governed by the provisions of the Agreement generally applicable to the provisions thereof, including, without limitation, the provision of the Agreement pursuant to which the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by, and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

          6. To facilitate execution, this Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts collectively shall constitute a single agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all the parties hereto.

          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first herein above set forth.



                                    Michael Tallent, a
                                    Representative, on behalf of
                                    Comcast DBS, Inc.




                                    Jeff DeLorme, a Representative,
                                    on behalf of Continental
                                    Satellite Company, Inc.

                                    Ajit Dalvi, a Representative,
                                    on behalf of Cox Satellite,
                                    Inc.




                                    John Connelly, a Representative,
                                    on behalf of G.E. Americom
                                    Services, Inc.

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                                    Daniel Cavallo, a Representative,
                                    on behalf of New Vision Satellite



                                    Gary Howard, a Representative,
                                    on behalf of TCI K-1, Inc.




                                    Daniel O'Brien, a Representative,
                                    on behalf of TW Programming Co.




                                    Gary Howard, a Representative,
                                    on behalf of United Artists
                                    K-1 Investments, Inc.

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